Exhibit 99.4

ROGERS WIRELESS INC.

OFFER TO EXCHANGE

all outstanding 7.625% Senior (Secured) Notes due 2011

(Cdn$460,000,000 aggregate principal amount)
for
7.625% Senior (Secured) Notes due 2011
(Cdn$460,000,000 aggregate principal amount)
which have been registered under the Securities Act of 1933;

all outstanding Floating Rate Senior (Secured) Notes due 2010

(US$550,000,000 aggregate principal amount)
for
Floating Rate Senior (Secured) Notes due 2010
(US$550,000,000 aggregate principal amount)
which have been registered under the Securities Act of 1933;

all outstanding 7.25% Senior (Secured) Notes due 2012

(US$470,000,000 aggregate principal amount)
for
7.25% Senior (Secured) Notes due 2012
(US$470,000,000 aggregate principal amount)
which have been registered under the Securities Act of 1933;

all outstanding 7.50% Senior (Secured) Notes due 2015

(US$550,000,000 aggregate principal amount)
for
7.50% Senior (Secured) Notes due 2015
(US$550,000,000 aggregate principal amount)
which have been registered under the Securities Act of 1933;

and

all outstanding 8.00% Senior Subordinated Notes due 2012

(US$400,000,000 aggregate principal amount)
for
8.00% Senior Subordinated Notes due 2012
(US$400,000,000 aggregate principal amount)
which have been registered under the Securities Act of 1933

To Our Clients:

      Enclosed for your consideration is a Prospectus dated December 21, 2004 (as the same may be amended or supplemented from time to time, the “Prospectus”) and forms of the Letters of Transmittal (the “Letters of Transmittal”) relating to the offer (the “Exchange Offer”) by Rogers Wireless Inc. (“Rogers Wireless”) to exchange each $1,000 principal amount of its 7.625% Senior (Secured) Notes Due 2011, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement of which the Prospectus is a part (collectively, the “New Cdn$ Notes”), for each $1,000 principal amount of its outstanding 7.625% Senior (Secured) Notes Due 2011 (collectively, the “Old Cdn$ Notes”); each $1,000 principal amount of its Floating Rate Senior (Secured) Notes Due 2010, which have been registered under the Securities Act, pursuant to a Registration Statement of which the Prospectus is a part (collectively, the “New Floating Rate Notes”), for each $1,000 principal amount of its outstanding Floating Rate Senior (Secured) Notes Due 2010 (collectively, the “Old Floating Rate Notes”); each $1,000 principal amount of its 7.25% Senior (Secured) Notes Due 2012, which have been registered under the Securities Act, pursuant to a Registration Statement of which the Prospectus is a part (collectively, the “New 2012 Senior Notes”), for each $1,000 principal amount of its outstanding 7.25% Senior (Secured) Notes Due 2012 (collectively, the “Old 2012 Senior Notes”); each $1,000 principal amount of its 7.50% Senior (Secured) Notes Due 2015, which have been registered under the Securities Act, pursuant to a Registration Statement of which the Prospectus is a part (collectively, the “New 2015 Notes”), for each $1,000 principal amount of its outstanding 7.50% Senior (Secured) Notes Due 2015 (collectively, the “Old 2015 Notes”); and each $1,000 principal amount of its 8.00% Senior Subordinated Notes Due 2012, which have been registered under the Securities Act, pursuant to a Registration Statement of which the Prospectus is a part (collectively, the “New Senior Subordinated Notes”), for each $1,000 principal amount of its outstanding 8.00% Senior Subordinated Notes Due 2012 (collectively, the “Old Senior Subordinated Notes”).

      The material is being forwarded to you as the beneficial owner of Old Cdn$ Notes, Old Floating Rate Notes, Old 2012 Senior Notes, Old 2015 Notes or Old Senior Subordinated Notes (collectively, the “Old Notes”) carried by us for your account or benefit but not registered in your name. A tender of any Old Notes may be made only by us as the registered holder and pursuant to your instructions. Therefore, Rogers Wireless urges beneficial owners of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Old Notes in the Exchange Offer.

      Accordingly, we request instructions as to whether you wish us to tender any or all of the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and the Letter of Transmittal before instructing us to tender your Old Notes.

      Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire on January 21, 2005, at 5:00 p.m., London time (12:00 p.m., New York City time), for the Old Cdn$ Notes, and at 5:00 p.m., New York City time, for the Old US$ Notes, unless extended. Old Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus and the Letters of Transmittal, at any time prior to the applicable expiration date.

      Your attention is directed to the following:

1. The Exchange Offer is for the exchange of $1,000 principal amount at maturity of each series of New Cdn$ Notes, New Floating Rate Notes, New 2012 Senior Notes, New 2015 Notes and New Senior Subordinated Notes (collectively, the “New Notes”) for each $1,000 principal amount at maturity of each series of the applicable Old Notes. The terms of the New Notes are substantially identical (including principal amount, interest rate, maturity, security and ranking) to the terms of the applicable Old Notes, except that the New Notes are freely transferable by holders thereof (except as described in the Prospectus).

2. The Exchange Offer is subject to certain conditions. See the section entitled “Exchange Offer — Conditions” in the Prospectus.

3. The Exchange Offer and withdrawal rights will expire on January 21, 2005, at 5:00 p.m., London time (12:00 p.m., New York City time), for the Old Cdn$ Notes, and at 5:00 p.m., New York City time, for the Old US$ Notes, unless extended.

4. Rogers Wireless has agreed to pay the expenses of the Exchange Offer, except as provided in the Prospectus and the Letters of Transmittal.

5. Any transfer taxes incident to the transfer of Old Notes from the tendering Holder to Rogers Wireless will be paid by Rogers Wireless, except as provided in the Prospectus and the Letters of Transmittal.

      The Exchange Offer is not being made to nor will exchange be accepted from or on behalf of holders of Old Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

      If you wish to have us tender any or all of your Old Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letters of Transmittal are furnished to you for informational purposes only and may not be used by you to tender Old Notes held by us and registered in our name for your account or benefit.

INSTRUCTIONS

      The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein in connection with the Exchange Offer of Rogers Wireless relating to Cdn$460,000,000 aggregate principal amount of its 7.625% Senior (Secured) Notes Due 2011, US$550,000,000 aggregate principal amount of its Floating Rate Senior (Secured) Notes Due 2010, US$470,000,000 aggregate principal amount of its 7.25% Senior (Secured) Notes Due 2012, US$550,000,000 aggregate principal amount of its 7.50% Senior (Secured) Notes Due 2015 and US$400,000,000 aggregate principal amount of its 8.00% Senior Subordinated Notes Due 2012, including the Prospectus and the Letters of Transmittal.

      This form will instruct you to exchange the aggregate principal amount of Old Notes indicated below (or, if no aggregate principal amount is indicated below, all Old Notes held by you for the account or benefit of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and Letters of Transmittal.

Aggregate Principal Amount of Old Notes to be exchanged

Cdn$                                                    7.625% Senior (Secured) Notes Due 2011

US$                                                    Floating Rate Senior (Secured) Notes Due 2010
US$                                                    7.25% Senior (Secured) Notes Due 2012
US$                                                    7.50% Senior (Secured) Notes Due 2015
US$                                                    8.00% Senior Subordinated Notes Due 2012

Signature(s)*

Capacity (full title), if signing in a fiduciary or representative capacity

Name(s) and address, including zip code

Date:

Area Code and Telephone Number

Taxpayer Identification or Social Security Number

*	I (we) understand that if I (we) sign these instruction forms without indicating an aggregate principal amount of Old Notes in the space above, all Old Notes, as applicable, held by you for my (our) account will be exchanged.